Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 23, 2015 relating to the financial statements and financial statement schedule of Alarm.com Holdings, Inc., which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-204428).

/s/ PricewaterhouseCoopers LLP
McLean, VA
June 26, 2015